Nicor Gas Company
                                                        Form 10-K
                                                        Exhibit 4.17


                             Supplemental Indenture


                             DATED FEBRUARY 1, 2001


                          NORTHERN ILLINOIS GAS COMPANY

                                       TO

                          BNY MIDWEST TRUST COMPANY
                 (successor to HARRIS TRUST AND SAVINGS BANK)

                       TRUSTEE UNDER INDENTURE DATED AS OF
                        JANUARY 1, 1954 AND SUPPLEMENTAL
                               INDENTURES THERETO

                              FIRST MORTGAGE BONDS
                      6 5/8% SERIES DUE FEBRUARY 1, 2011

This  instrument  was  prepared  by  George M.   Behrens,   1844  Ferry  Road,
Naperville, Illinois 60563-9600.

Return to:        Nicor Gas Company
                  Attn: Joe Johnson
                  P.O. Box 190
                  Aurora, IL 60507-0190

THIS SUPPLEMENTAL INDENTURE, dated the first day of February, 2001, between Northern Illinois Gas Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company"), and BNY Midwest Trust Company, an Illinois trust company, (hereinafter called the "Trustee"), as successor Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1, 1964, August 1, 1965, May 1,
       1966,  August 1, 1966,  July 1, 1967,  June 1,  1968,  December  1, 1969,
       August 1, 1970, June 1, 1971, July 1, 1972, July 1, 1973,  April 1, 1975,
       April 30, 1976, April 30, 1976, July 1, 1976, August 1, 1976, December 1,
       1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984,
       December 1, 1986,  March 15, 1988,  July 1, 1988,  July 1, 1989, July 15,
       1990,  August 15, 1991, July 15, 1992,  February 1, 1993, March 15, 1993,
       May 1, 1993,  July 1, 1993,  August 15, 1994,  October 15, 1995,  May 10,
       1996, August 1, 1996, June 1, 1997, October 15, 1997,  February 15, 1998,
       June 1, 1998 and February 1, 1999, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the "Indenture."

Witnesseth:

       Whereas, the Trustee has become fully vested with all the estates, authority, rights, trusts, powers, duties and obligations of Harris Trust and Savings Bank under the Indenture pursuant to that certain Agreement of Resignation, Appointment and Acceptance dated as of January 22, 2001, attached hereto as Exhibit A, and Section 17.07 of the Indenture; and

       Whereas, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

       Whereas, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be designated "First Mortgage Bonds, 6 5/8% Series due February 1, 2011" (hereinafter called the "bonds of this Series"), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

       Whereas, the forms, respectively, of the bonds of this Series, and Trustee's certificate to be endorsed on all bonds of this Series, are to be substantially as follows:


                            (FORM OF FACE OF BOND)

NO. RU                                                                  $

                          NORTHERN ILLINOIS GAS COMPANY

           First Mortgage Bond, 6 5/8% Series due February 1, 2011

       Northern Illinois Gas Company, an Illinois corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, the sum of
       Dollars, on the first day of February, 2011, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of six and five-eighths per centum (6 5/8%) per annum, payable semiannually on the first day of February and the first day of August in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

       So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on the January 15 or the July 15 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

       Additional provisions of this bond are set forth on the reverse hereof.

       This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

       In Witness Whereof, Northern Illinois Gas Company has caused this bond to be executed in its name by its Chairman, President, or a Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary or its Assistant Secretary, manually or by facsimile signature.

Dated

                                                 NORTHERN ILLINOIS GAS COMPANY

                                                 By
                                                       President
Attest:

           Secretary

              (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

       This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated February 1, 2001.

BNY MIDWEST TRUST COMPANY,
Trustee

By
     Authorized Officer

                         (Form of Reverse Side of Bond)

       This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to BNY Midwest Trust Company, as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated "Northern Illinois Gas Company First Mortgage Bonds, 6 5/8% Series due February 1, 2011" (herein called "bonds of this Series"), the issuance of which is provided for by a Supplemental Indenture dated February 1, 2001 (hereinafter called the "Supplemental Indenture"), executed and delivered by the Company to the Trustee. The term "Indenture", as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

       With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

       The bonds of this Series may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted, at the then current Treasury Rate (as defined in the Supplemental Indenture) plus 25 basis points, to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) plus in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

       Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.

       In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

       No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

       This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.

                              (END OF BOND FORM)

and

       Whereas, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

       Now, Therefore, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto BNY Midwest Trust Company, as Trustee, and its successor or successors in the trust hereby created, all property, real and personal (other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:

                                    ARTICLE I

                              Bonds of this Series

       Section 1. The bonds of this Series shall, as hereinbefore recited, be designated as the Company's "First Mortgage Bonds, 6 5/8% Series due February 1, 2011." The bonds of this Series which may be issued and outstanding shall not exceed $75,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to the provisions of Section 4.12 of the Indenture.

       Section 2. The bonds of this Series shall be registered bonds without coupons, and the form of such bonds, and of the Trustee's certificate of authentication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.

       Section 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered, RU-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.

       All bonds of this Series shall be dated February 1, 2001, except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after January 15 and before the next succeeding February 1 or on or after July 15 and before the next succeeding August 1 shall be dated the next succeeding interest payment date if interest shall have been paid to such date. All bonds of this Series shall mature February 1, 2011 and shall bear interest at the rate of 6 5/8% per annum until the principal thereof shall be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semiannually on the first day of February and the first day of August in each year. So long as there is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is registered on the January 15 or the July 15 (whether or not a business day), as the case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

       The principal of and interest and premium, if any, on the bonds of this Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections
4.08 and 4.09 of the Indenture, at either of such offices or agencies.

       Section 4. The bonds of this Series, upon the mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series) and with the effect provided in Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted, at the then current Treasury Rate plus 25 basis points, to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) plus in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

       "Treasury Rate" means, for any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the bonds of this Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

       "Business Day" means, for the purpose of this Section 4, any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois, or New York, New York, are authorized or obligated by law or executive order to close.

       "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this Series.

       "Comparable Treasury Price" means the average of two Reference Treasury Dealer Quotations obtained with respect to any redemption date.

       "Independent Investment Banker" means ABN AMRO Incorporated or one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

       "Reference Treasury Dealer" means each of ABN AMRO Incorporated and Salomon Smith Barney Inc. and their successors; provided, however, that if any of the foregoing or their successors shall cease to be a primary United States government securities dealer (a "Primary Treasury Dealer"), the Company will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

       Section 5. No sinking fund is to be provided for the bonds of this Series.

                                   ARTICLE II

                            Miscellaneous Provisions

       Section 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

       Section 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

       Section 3. Although this Supplemental Indenture is dated February 1, 2001, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

       Section 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

       In Witness Whereof, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and BNY Midwest Trust Company, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Assistant Vice Presidents, and its seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

By
        GEORGE M. BEHRENS
        Vice President and Treasurer


                                           Attest:
                                                    ALEXANDER C. ALLISON
                                                     Assistant Secretary

BNY MIDWEST TRUST COMPANY
  as Trustee

By
        D.G. DONOVAN
        Assistant Vice President

                                           Attest:
                                                       C. POTTER
                                                    Assistant Secretary

State of Illinois
County of DuPage}         ss:

       I, Cathy A. Gengler, a Notary Public in the State aforesaid, Do Hereby Certify that George M. Behrens, Vice President and Treasurer of Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Alexander C. Allison, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Vice President and Treasurer and the Assistant
Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

       Given under my hand and notarial seal this day of A.D.


                                                          Notary Public


My Commission expires August 4, 2001

State of Illinois
County of Cook}   ss:

       I, Linda E. Garcia, a Notary Public in and for said County, in the State aforesaid, Do Hereby Certify that D.G. Donovan, an Assistant Vice President of BNY Midwest Trust Company, an Illinois trust company, one of the parties described in and which executed the foregoing instrument, and C. Potter, an Assistant Secretary of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Secretary, respectively, and who are both personally known to me to be an Assistant Vice President and an Assistant Secretary, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Assistant Vice President and Assistant Secretary, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.

       Given under my hand and notarial seal this day of A.D.


                                                 Notary Public


My Commission expires September 23, 2002

                                 RECORDING DATA

       This Supplemental Indenture was recorded on January 29th and 30th, 2001, in the office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

         County             Book              Page          Document No.

     Adams
     Boone
     Bureau
     Carroll
     Champaign
     Cook
     DeKalb
     DeWitt
     DuPage
     Ford
     Grundy
     Hancock
     Henderson
     Henry
     Iroquois
     Jo Daviess
     Kane
     Kankakee
     Kendall
     Lake
     La Salle
     Lee
     Livingston
     McHenry
     McLean
     Mercer
     Ogle
     Platt
     Pike
     Rock Island
     Stephenson
     Tazewell
     Vermillon
     Whiteside
     Will
     Winnebago
     Woodford

                                                                       Exhibit A



AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January 22, 2001 by and among Northern Illinois Gas Company, a corporation duly organized and existing under the laws of the State of Illinois (the "Issuer"), Harris Trust and Savings Bank, an Illinois banking corporation ("Prior Trustee") and BNY Midwest Trust Company, a trust corporation duly organized and existing under the laws of the State of Illinois ("Successor Trustee").

                                    RECITALS:

WHEREAS, Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago entered into an indenture, dated as of January 1, 1954, as amended and supplemented (the "Indenture") which Indenture was adopted by a predecessor of the Issuer pursuant to an Indenture of Adoption dated February 1, 1954;

WHEREAS, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Issuer for its lawful corporate purposes; and

WHEREAS, the Prior Trustee has been acting as Trustee, paying agent and registrar under the Indenture; and

WHEREAS, the Issuer desires to appoint Successor Trustee as Trustee, paying agent and registrar to succeed Prior Trustee in such capacities under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, paying agent and registrar under the Indenture;

NOW, THEREFORE, the Issuer, Prior Trustee and Successor Trustee, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:


                                    ARTICLE I

                                THE PRIOR TRUSTEE

SECTION 1.01 Pursuant to Section 17.06 of the Indenture, Prior Trustee hereby notifies the Issuer that the Prior Trustee is resigning as Trustee under the Indenture effective as of January 22, 2001 (the "Effective Date").

SECTION 1.02 Prior Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Prior Trustee in and to the trusts of the Trustee under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Prior Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee or the Issuer may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, paying agent and registrar.

SECTION 1.03 Promptly after the execution and delivery of this Agreement, the Prior Trustee shall cause notice of its resignation effected hereby to be given as is required pursuant to Section 17.06 of the Indenture.

                                     ARTICLE II

                                     THE ISSUER

SECTION 2.01 The Issuer hereby accepts the resignation of Prior Trustee as Trustee, paying agent and registrar under the Indenture.

SECTION 2.02 All conditions relating to the appointment of BNY Midwest Trust Company as Successor Trustee, paying agent and registrar under the Indenture have been met by the Issuer, and the Issuer hereby appoints Successor Trustee as Trustee, paying agent and registrar under the Indenture with like effect as if originally named as Trustee, paying agent and registrar in the Indenture.

SECTION 2.03 The Issuer agrees to give, or cause to be given, prompt notice of the appointment of the Successor Trustee to the bondholders in accordance with
Section 17.07 of the Indenture.

                                   ARTICLE III

                              THE SUCCESSOR TRUSTEE

SECTION 3.01 Successor Trustee hereby represents and warrants to Prior Trustee and to the Issuer that Successor Trustee is qualified and eligible under the provisions of Section 17.06 of the Indenture to be appointed successor Trustee and that it has power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

SECTION 3.02 Successor Trustee hereby accepts its appointment as successor Trustee, paying agent and registrar under the Indenture and accepts the rights, powers, duties and obligations of Prior Trustee as Trustee, paying agent and registrar under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, paying agent and registrar under the Indenture.


                                     ARTICLE IV

                                  MISCELLANEOUS

SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the Effective Date.

SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of the Indenture.

SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.


                                          Northern Illinois Gas Company
                                                 as Issuer

                                          By: ____________________________
                                          Name:
                                          Title:




                                           Harris Trust and Savings Bank,
                                             as Prior Trustee


                                          By: ____________________________
                                          Name:  F. A. Pierson
                                          Title: Vice President




                                          BNY Midwest Trust Company,
                                             as Successor Trustee


                                          By: ____________________________
                                          Name:  D. G. Donovan
                                          Title: Assistant Vice President

STATE OF ILLINOIS }
                        }     ss.
COUNTY OF DUPAGE  }


      On this 22nd day of January, 2001, before me personally appeared __________________, _____________________ of Northern Illinois Gas Company,
known to me to be the person who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.



                               Name:
                               Notary Public, DuPage County, State of Illinois


(Seal)

My Commission expires on

STATE OF ILLINOIS}
                        }     ss.
COUNTY OF COOK}


On this 22nd day of January, 2001, before me personally appeared F. A. Pierson, Vice President of Harris Trust and Savings Bank, known to me to be the person who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.



                                  Name: Linda Ellen Garcia
                                  Notary Public, Cook County, State of Illinois


(Seal)

My Commission expires on September 23, 2002




STATE OF ILLINOIS}
                        }     ss.
COUNTY OF COOK}


On this 22nd day of January, 2001, before me personally appeared D. G. Donovan, Assistant Vice President of BNY Midwest Trust Company, known to me to be the person who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.



                                  Name: Linda Ellen Garcia
                                  Notary Public, Cook County, State of Illinois


(Seal)

My Commission expires on September 23, 2002